PROMISSORY NOTE

$100,000	February 26, 2013
New York, New York

FOR VALUE RECEIVED, Grandparents.com, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [NAME], [ADDRESS], or his heirs and assigns (the “Holder”), the principal sum of $[PRINCIPAL SUM] together with interest on the outstanding principal balance from the date hereof at the rate of ten percent (10%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) (the “Applicable Rate”). Interest shall commence with the date hereof and shall continue on the outstanding principal balance of this Promissory Note (this “Note”) until paid in accordance with the provisions hereof. Notwithstanding the foregoing (and for the avoidance of doubt), interest on this Note shall not be due and payable until the Maturity Date (as defined below). For purposes of this Note, “Business Day” means any day on which banks in New York, New York are generally open for business.

1. Maturity. Unless sooner paid in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest under this Note shall become fully due and payable on the earlier of (i) March 1, 2014, (ii) the closing of a single transaction (whether debt, equity or a combination of both) that results in aggregate gross proceeds to the Company of $10,000,000, or (iii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”). For purposes of this Note, “Event of Default” means the occurrence of any of the following: (i) the Company shall fail to pay when due any principal or interest payment on the due date hereunder; (ii) the commencement by or against the Company of any proceeding for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property; (iii) the filing by or against the Company of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Company, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof); or (iv) any assignment by the Company for the benefit of creditors.

2. Warrant Coverage. As additional consideration of the loan, the Holder shall receive a warrant to purchase one share of common stock of the Company for each dollar loaned to the Company by the Holder pursuant to this Note, exercisable at fifty cents ($0.50) per share (the “Warrant”). The Warrant shall provide for an exercise period of five (5) years, may be exercised on a cashless basis and shall be in similar form to other warrants that have been issued by the Company.

3. Conversion of Note.

(a) Upon commencement of the Contemplated Offering, the outstanding principal amount and all accrued interest under this Note shall automatically convert into Contemplated Offering Securities at a conversion price equal to the price per such securities paid by the other investors in the Contemplated Offering and on the same terms as the other investors in the Contemplated Offering. For purposes of this Note, “Contemplated Offering” means the Company’s contemplated secured bridge loan offering placed by Corinthian Partners, LLC and “Contemplated Offering Securities” means the securities issued to investors in the Contemplated Offering.

(b) Upon conversion of this Note pursuant to Section 3(a), the Holder hereby agrees to execute and deliver to the Company any and all agreements, instruments or documents as generally required to be executed and delivered by the investors in the Contemplated Offering. The Holder also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been mutilated, lost, stolen or destroyed) for cancellation. Notwithstanding the foregoing, this Note shall be deemed converted and of no further force and effect whether or not the Holder complies with the requirements of this Section 3(b). Upon conversion of this Note pursuant to Section 3(a), the Company shall be forever released from all its obligations and liabilities under this Note.

(c) Upon conversion of this Note pursuant to Section 3(a), any Warrant issued to the Holder pursuant to Section 2 and any shares of common stock of the Company previously issued upon exercise of such Warrant shall be automatically be deemed forfeited and of no further force and effect without the requirement for any action on the part of the Company or the Holder.

4. Prepayment. The Company shall not have the right to prepay any amounts owed under this Note in whole or in part at any time.

5. Lost, Stolen, Destroyed or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in case this Note is lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

6. Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

7. Exclusive Jurisdiction; Venue; Agent for Service. This Note has been delivered to and accepted by the Holder in the State of New York and is payable in the State of New York and deemed to be made in the State of New York. The Company hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in New York County, New York; provided that nothing contained in this Note will prevent the Holder from bringing any action, enforcing any award or judgment or exercising any rights against the Company, against any security or against any property of the Company within any other county, state or other foreign or domestic jurisdiction. The Company acknowledges and agrees that the venue provided above is a convenient forum for both the Holder and the Company. The Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note. If the Holder engages any attorney to enforce or construe any provision of this Note, or as a consequence of any default whether or not any legal action is filed, the Company shall immediately pay on demand all reasonable attorneys’ fees and other Holder’s costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if such unpaid attorneys’ fees and costs had been added to the principal. Attorneys’ fees shall be recoverable at all levels including appellate courts.

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8. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Grandparents.com, Inc.
589 Eighth Avenue, 6th floor
New York NY 10018
Telephone: (646) 839-8800
Facsimile: (646) 654-6106
Email:
Attention:

With copies (for informational purposes only) to:

Sills Cummis & Gross PC
One Riverfront Plaza
Newark, New Jersey 07102
Telephone: (973) 643-7000
Facsimile: (973) 643-6500
Attention: Jeffrey L. Wasserman, Esq.

If to the Holder:

Telephone:
Facsimile:
Email:

9. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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10. Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

11. Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Payments. Whenever any payment of cash is to be made by the Company to the Holder pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing (which address, in the case of the Holder as of the date of issuance hereof, shall initially be the address for the Holder as set forth in Section 8 hereof); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with not less than two (2) Business Days prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any payment to be made shall otherwise be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

13. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

14. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

15. Electronic Signatures; Counterparts. This Note may be executed by facsimile or e-mail. Executed counterparts in electronic format, including PDF or e-mail, or facsimile are to be treated as hand-marked originals and shall be of equal import and effect as hand-marked originals and binding.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

GRANDPARENTS.COM, INC.

By:
Name: Title:

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